UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 3, 2023

Date of Report (date of earliest event reported)

THE CRYPTO COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Intellectual Property Assignment Agreement

On October 3, 2023, The Crypto Company (the “Company”) entered into an Intellectual Property Assignment Agreement (the “IP Agreement”) with AllFi Technologies, Inc., a Delaware corporation (“AllFi Technologies”), pursuant to which the Company assigns to AllFi Technologies: (i) a sublicense of code instance managed by TelBill, LLC under the Code Licensing Commerical Agreement dated as of August 29, 2023, by and between the Company and TelBill, LLC (“Code Licensing Commerical Agreement”), (ii) one runtime SaaS license for use by AllFi Technologies in the conduct of its coupon business for a term of 12 months in accordance with the Company’s sublicense right under Section 2.1 of the Code Licensing Commerical Agreement in exchange for a fee to be mutually agreed to by the Company and AllFi Technologies through the use of such SaaS license, and (iii) one runtime SaaS license for use by AllFi Technologies in the conduct of its banking and marketplace business for a term of 12 months in accordance with the Company’s sublicense right under Section 2.1 of the Code Licensing Commerical Agreement in exchange for a fee to be mutually agreed to by the Company and AllFi Technologies through the use of such SaaS license.

The Company and AllFi Technologies have made customary representations, warranties, and covenants in the IP Agreement

The above description of the IP Agreement does not purport to be complete and is qualified in its entirety by the full text of such IP Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Subscription Agreement

On October 3, 2023, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with AllFi Technologies, pursuant to which the Company has agreed to purchase from AllFi Technologies an aggregate of 501 shares of AllFi Technologies’ common stock, which represents 50.1% of the current issued and outstanding shares of AllFi Technologies, for a purchase price of $100,000. Upon the execution of the Subscription Agreement, the Company became a shareholder of AllFi Technologies.

The Company and AllFi Technologies have made customary representations, warranties, and covenants in the Subscription Agreement.

The Subscription Agreement has been adopted by the sole director of AllFi Technologies and the board of directors of the Company.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by the full text of such Subscription Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Company’s investment in AllFi Technologies as described above in Item 1.01, on October 7, 2023, the Company sold an aggregate of 22,104,583 shares of the Company’s restricted common stock to AllFi Holdings LLC (the “Investor”), for a total purchase price of $1.00, pursuant to a Subscription Agreement by and between the Company and the Investor (the “Subscription Agreement”).

The Company claims an exemption from registration for the issuance and sale of the Company’s restricted common stock to the Investor described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) since the shares were issued to “accredited investors”, and no directed selling efforts were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Intellectual Property Assignment Agreement by and between The Crypto Company and AllFi Technologies, Inc.
10.2	Subscription Agreement by and between the Crypto Company and AllFi Technologies, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY

Date: October 10, 2023	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary